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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46162 and No. 333-38632) of Moldflow Corporation of our report dated July 31, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 21, 2001